Exhibit 4.2

Supplemental Indenture

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of June 7, 2013, by and among H.J. Heinz Company, a Pennsylvania Corporation (“Heinz”) the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and Wells Fargo Bank, National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Hawk Acquisition Sub, Inc., a Pennsylvania corporation (“Merger Sub”), Hawk Acquisition Intermediate Corporation II, a Delaware corporation (“Holdings”), the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of April 1, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $3,100,000,000 of 4.25% Second Lien Senior Secured Notes due 2020 (the “Notes”) of the Issuer (as defined in the Indenture);

WHEREAS, the Indenture provides that Heinz and the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which Heinz shall unconditionally assume Merger Sub’s Obligations under the Notes and the Indenture and the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Heinz, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to Assume Obligations. Effective upon the Escrow Release Date, Heinz hereby agrees to unconditionally assume Merger Sub’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Issuer under the Indenture.

SECTION 2.2. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.3. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to each of Heinz and the Guarantors shall be given as provided in the Indenture.

SECTION 3.2. Merger and Consolidation. (i) Heinz shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person except in accordance with Section 4.1(a) of the Indenture and (ii) each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Acknowledged by:

H.J. HEINZ COMPANY

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Executive Vice President and Chief Financial Officer

H. J. HEINZ COMPANY, L.P., as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

H. J. HEINZ FINANCE COMPANY, as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President

HAWK ACQUISITION INTERMEDIATE CORPORATION II, as a Guarantor

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Vice President, Chief Financial Officer and Secretary

HEINZ CREDIT LLC, as a Guarantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and Treasurer

[Signature Page to Supplemental Indenture]

HEINZ GP LLC,
as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ INVESTMENT COMPANY, as a Guarantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and Treasurer

HEINZ MANAGEMENT L.L.C., as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ PURCHASING COMPANY, as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ THAILAND LIMITED, as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ TRANSATLANTIC HOLDING LLC, as a Guarantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and Treasurer

[Signature Page to Supplemental Indenture]

HJH ONE, L.L.C.,
as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President

HJH OVERSEAS L.L.C., as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

LEA AND PERRINS, INC., as a Guarantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

NANCY’S SPECIALTY FOODS, as a Guarantor

By:	/s/ Gilbert Schneider
Name: Gilbert Schneider
Title: President and Chief Executive Officer

HEINZ FOREIGN INVESTMENT COMPANY, as a Guarantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and
Treasurer

Acknowledged by:

HAWK ACQUISITION SUB, INC.

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

[Signature Page to Supplemental Indenture]